Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the Company’s subsidiaries as of August 31, 2004, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

     Asgrow Seed Company LLC (Delaware)

     Corn States Hybrid Service L.L.C. (Iowa)

     DEKALB Genetics Corporation (Delaware)

     Holden’s Foundation Seeds L.L.C. (Iowa)

     Monsanto Ag Products LLC (Delaware)

     Monsanto Argentina S.A.I.C. (Argentina)

     Monsanto Canada, Inc. (Canada)

     Monsanto Columbiana, Inc. (Delaware)

     Monsanto do Brasil Ltda. (Brazil)

     Monsanto Europe S.A./N.V. (Belgium)

     Monsanto India Limited (India)

     Monsanto Inter SARL (France)

     Monsanto Nordeste S.A. (Brazil)

     Monsanto SAS (France)

     Monsanto Seeds (Thailand) Ltd. (Thailand)

     Monsanto Technology LLC (Delaware)

     Monsanto U.K. Limited (United Kingdom)

     P4 Production, L.L.C. (Delaware)

     Semillas y Agroproductos Monsanto, S.A. de C.V. (Mexico)